Exhibit 10.2

DIRECTOR NOMINATION AGREEMENT

THIS DIRECTOR NOMINATION AGREEMENT (this “Agreement”) is made and entered into as of                             , 2013 by and among Boise Cascade Company, a Delaware corporation (the “Company”), Boise Cascade Holdings, L.L.C., a Delaware limited liability company (“Investor”), and Madison Dearborn Capital Partners IV, L.P., a Delaware limited partnership (“MDP”).  This Agreement shall become effective (the “Effective Date”) upon the closing of the Company’s initial public offering of shares of its common stock, par value $0.01 per share (the “Common Stock”).

WHEREAS, as of the date hereof, Investor owns all of the outstanding equity interests of the Company and whereas MDP is the indirect beneficial owner of the majority of such equity interests;

WHEREAS, Investor is contemplating causing the Company to make an initial public offering of shares of its Common Stock;

WHEREAS, the equity holders of Investor currently have rights with respect to the nomination of directors of Investor and have the authority to appoint all directors of the Company;

WHEREAS, in consideration of Investor agreeing to undertake an initial public offering of the Company’s common stock, the Company has agreed to permit Investor to designate persons for nomination for election to the board of directors of the Company (the “Board”) following the Effective Date on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

1.                                      Board Nomination Rights.

(a)                                 From the Effective Date until the date that Investor ceases to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, at every meeting of the Board, or a committee thereof, for which directors of the Company are appointed by the Board or are nominated to stand for election by stockholders of the Company, Investor shall have the right to appoint or nominate for election to the Board, as applicable, such number of representatives that, when compared to the authorized number of directors on the Board, is closest to but not less than proportional to the total number of shares of Common Stock over which Investor retains direct or indirect voting control relative to the total number of shares of Common Stock then issued and outstanding (which, for the avoidance of doubt, shall mean that the number of representatives shall be rounded up to the next whole number in all cases) (such persons, the “Nominees”).  “Beneficially Own” shall mean that a specified person has or shares the right, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, to vote shares of capital stock of the Company.  No reduction in the number of shares of Common Stock over which Investor retains voting control shall shorten the term of any incumbent director).  At the Effective Date, the Board shall be comprised of seven members and the initial Nominees shall be                                                                                                                                        and Messrs.                            shall be designated as Class I directors, Messrs.                          shall be designated as Class II directors and Messrs.                 shall be designated as Class III directors.

(b)                                 In the event that any Nominee shall cease to serve for any reason, Investor shall be entitled to designate such person’s successor in accordance with this Agreement (regardless of Investor’s beneficial ownership in the Company at the time of such vacancy) and the Board shall promptly fill the vacancy with such successor nominee.

(c)                                  If a Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, Investor shall be entitled to designate promptly another nominee and the director position for which the original Nominee was nominated shall not be filled pending such designation.

(d)                                 The Company shall use its best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to Investor and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law.

2.                                      Company Obligations.  The Company agrees to use its best efforts to ensure that prior to the date that Investor ceases to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, (i) each Nominee is included in the Board’s slate of nominees to the stockholders for each election of directors; and (ii) each Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.  Furthermore, the Company agrees or so long as the Company qualifies as a “controlled company” under the New York Stock Exchange (the “NYSE”), the Company will elect to be a “controlled company” for purposes of the NYSE and will disclose in its annual meeting proxy statement that it is a “controlled company” and the basis for that determination. The Company and Investor acknowledge and agree that, as of the Effective Date, the Company is a “controlled company.”

3.                                      Committees.  From and after the Effective Date hereof until such time as Investor ceases to Beneficially Own shares of Common Stock representing at least 10% of the total voting power of the then outstanding Common Stock, Investor shall have the right to designate a number of members of each committee of the Board equal to the nearest whole number greater than the product obtained by multiplying (a) the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by Investor and (b) the number of positions, including any vacancies, on the applicable committee, provided that any such designee shall be a director and shall be eligible to serve on the applicable committee under applicable law or listing standards. Any additional members shall be determined by the Board.

4.                                      Amendment and Waiver.  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and Investor, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

5.                                      Benefit of Parties.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations hereunder without the prior written consent of Investor.  Except as otherwise expressly provided in Section 6, nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

6.                                      MDP.  So long as MDP and its affiliates are the beneficial owners of 50% or more of the voting equity interests of Investor, at the written request of MDP, Investor shall assign to MDP (or to an affiliate of MDP designated in writing by it) all of its rights hereunder and, following such assignment, MDP (or an affiliate designated in writing by it) shall be deemed to be the “Investor” for all purposes hereunder.

7.                                      Headings.  Headings are for ease of reference only and shall not form a part of this Agreement.

8.                                      Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

9.                                      Jurisdiction.  Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought against any of the parties in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each of the parties agrees that service of process upon such party at the address referred to in Section 16, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

10.                               WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

11.                               Entire Agreement.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral among the parties with respect to the subject matter hereof.

12.                               Counterparts; Effectiveness.  This Agreement may be signed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when each party shall have received a counterpart hereof signed by each of the other parties. An executed copy or counterpart hereof delivered by facsimile shall be deemed an original instrument.

13.                               Severability.  If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

14.                               Further Assurances.  Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

15.                               Specific Performance. Each of the parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal or state court located in the State of Delaware, in addition to any other remedy to which they are entitled at law or in equity.

16.                               Notices. All notices, requests and other communications to any party or to the Company shall be in writing (including telecopy or similar writing) and shall be given,

If to the Company:

1111 West Jefferson Street, Suite 300

Boise, Idaho 83702-5389

Attention: Senior Vice President, Human Resources and General Counsel

Facsimile: (208)

If to any member of Investor or any Nominee:

c/o Boise Cascade Holdings, L.L.C.

c/o Madison Dearborn Partners, L.L.C.

Three First National Plaza

Suite 4600

Chicago, Illinois 60602

Attention: Samuel M. Mencoff and Thomas S. Souleles

Facsimile: (312) 895-1001

With a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 N. LaSalle

Chicago, IL 60654

Attention: Richard J. Campbell, P.C. and Carol Anne Huff

Facsimile: (312) 862-2200

or to such other address or telecopier number as such party or the Company may hereafter specify for the purpose by notice to the other parties and the Company.  Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 16 during regular business hours.

17.                               Enforcement.  Each of the parties hereto covenant and agree that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

*       *       *       *       *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

BOISE CASCADE COMPANY

By:
Name:
Title:

BOISE CASCADE HOLDINGS, L.L.C.

By:
Name:
Title:

MADISON DEARBORN CAPITAL PARTNERS IV, L.P.

By: Madison Dearborn Partners IV, L.P.
Its: General Partner
By: Madison Dearborn Partners, L.L.C.
Its: General Partner

By:
Name:
Title: Managing Director

{Boise Cascade Company - Director
Nomination Agreement}